Exhibit 10.1

GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into as of February 8, 2019 by and between Iliad Research and Trading, L.P., a Utah limited partnership (“Investor”), and Inpixon, a Nevada corporation (“Company”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Purchase Agreements (as defined below).

A.             Company and Investor are parties to that certain Note Purchase Agreement dated October 12, 2018 (“Purchase Agreement #1”) and that certain Note Purchase Agreement dated December 21, 2018 (“Purchase Agreement #2,” and together with Purchase Agreement #1, the “Purchase Agreements”).

B.             Investor and Company have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Purchase Agreements as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.       Amendment to Section 8.1 of the Purchase Agreements. The first sentence of Section 8.1 of each of the Purchase Agreements is hereby amended by deleting the phrase “by cancellation or exchange of the Note, in whole or in part” (the “Deletion”). The remaining terms and conditions of the Purchase Agreements and the other Transaction Documents shall remain in full force and effect.

3.       Investor Fees and Expenses. Company agrees to pay Investor’s fees and other expenses in an aggregate amount of $80,000 (the “Fee”) in connection with the preparation of this Amendment and for providing the other accommodations set forth herein. Company agrees that, as of the date hereof, $40,000.00 of the Fee shall be added to each of: (i) the Outstanding Balance of the Note (as defined in Purchase Agreement #1) issued pursuant to Purchase Agreement #1; and (ii) the Outstanding Balance of the Note (as defined in Purchase Agreement #2) issued pursuant to Purchase Agreement #2. Investor and Company further agree that such fees are deemed to be fully earned as of the date hereof and are nonrefundable under any circumstance.

4.       Representations and Warranties. In order to induce Investor to enter into this Amendment, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Company hereunder.

(b) There is no fact known to Company or which should be known to Company which Company has not disclosed to Investor on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Investor expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Company acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Purchase Agreements.

(d) Company is not aware of any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Investor, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Purchase Agreements. Company hereby acknowledges and agrees that the execution of this Amendment by Investor shall not constitute an acknowledgment of or admission by Investor of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Company represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Purchase Agreements, the Notes or any of the other Transaction Documents, or have occurred prior to the date hereof.

5.       Other Terms Unchanged. The Purchase Agreements, as amended by this Amendment, and the other Transaction Documents remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any of the Purchase Agreements after the date of this Amendment is deemed to be a reference to such Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and any Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Company acknowledges that it is unconditionally obligated to pay the remaining balance of each Note and represents that such obligation is not subject to any deductions, defenses, rights of offset, or counterclaims of any kind. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Purchase Agreements, as in effect prior to the date hereof.

6.       No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Purchase Agreements and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.       Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

INPIXON

By:		/s/ Nadir Ali
Name:		Nadir Ali
Title:		Chief Executive Officer

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By:		Iliad Management, LLC,
its General Partner

By:		Fife Trading, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Global Amendment]